EXPLANATORY NOTE

This Amendment is being filed solely to incorporate Exhibit 12 (Opinion re Legality) into the Offering Statement. The Offering Circular is omitted as no changes have been made to it.

Exhibit Index

Exhibit Number	Description

2.1	Articles of Organization of Connect Invest IIII, LLC
2.2	Operating Agreement of Connect Invest IIII, LLC
3.1	Form of Note (included as Exhibit A in Exhibit 3.2)
3.2	Note Purchase Agreement
4.1	Form of Subscription Agreement
6.1	Form of Loan Servicing Agreement
6.2	Management Agreement
11.1	Consent of Assurance Dimension
11.2	Consent of Massey Bean & Lewis, PC (included in Exhibit 12.1)
12.1	Opinion of Massey Bean & Lewis, PC

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on June 17, 2026.

CONNECT INVEST IIII, LLC

By:	/s/ Todd B. Parriott
Name:	Todd B. Parriott
Title:	Chief Executive Office

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Todd B. Parriott his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-qualification amendments) to this offering statement together with all schedules and exhibits thereto under the Securities Act of 1933, as amended, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to this offering statement or any such amendment under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

This offering statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd B. Parriott	Chief Executive Officer and Manager	June 17, 2026
Todd B. Parriott	(Principal Executive Officer)

/s/ Mason Weiler	Director of Operations	June 17, 2026
Mason Weiler	(Principal Financial Officer and Principal Accounting Officer)

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